EXHIBIT 99.1

WCA Waste Corporation Announces Results for the Quarter Ended March 31, 2011

  Revenue for the first quarter increased 10.9% over the first quarter of 2010
  Completed the acquisition of Emerald Waste's Central Florida collection operations, adding approximately $30 million in annualized revenue
  Entered into an operating agreement for Stoughton Recycling in Massachusetts, adding approximately $5 million in annualized revenue.

HOUSTON, April 27, 2011 (GLOBE NEWSWIRE) -- WCA Waste Corporation (Nasdaq:WCAA) announced today financial results for the quarter ended March 31, 2011.

For the first quarter of 2011:

  Revenue was $58.0 million, up 10.9% from $52.3 million in the first quarter of 2010.
  Net loss available to common stockholders was $0.08 per share while adjusted net loss available to common stockholders was $0.07 per share. This compares to a net loss of $0.10 per share and adjusted net loss of $0.08 per share for the same quarter in 2010.
  The quarter was negatively impacted by increased fuel costs of $1.2 million, $0.4 million of legal and accounting fees associated with acquisitions, and an estimated $0.3 million of integration costs associated with the Stoughton and Emerald Waste – Central Florida transactions.
  Severe winter weather conditions in several markets did cause some site closures, interruption of normal operations and as a result lost revenue.

Tom Fatjo, Jr., Chairman, CEO, stated, "Even factoring in the weather disruptions, the solid waste operations produced organic growth with positive price and MSW volumes. Also, special waste activity remains strong, providing further evidence that the economy, while slow growing, appears to be stable."

On February 15, 2011, we entered into an operating agreement and option to purchase Stoughton Recycling Technologies (SRT), which is a state of the art construction and demolition recycling facility and transfer station in Stoughton, Massachusetts. This facility is located three miles from the WCA-owned Champion City Recovery (CCR) transfer station and approximately 25 miles south of Boston, Massachusetts.

On February 28, 2011, WCA acquired certain assets from Emerald Waste Services, including a transfer station and three collection operations located in central Florida. The acquired operations consist of 117 residential, commercial and roll-off routes servicing 113,500 customers.

"We are excited to have completed the Stoughton and Emerald Waste – Central Florida transactions during the quarter. We are confident that once our integration is completed, these transactions will strengthen our operations in the Boston area and further expand our presence in the Florida markets," commented Tom Fatjo, Jr., Chairman, CEO.

In addition, we are conducting a strategic asset review with an eye on supporting targeted growth while managing leverage down. We are also reaffirming our 2011 revenue and EBITDA goals of $270 million and $61 million, respectively, despite the impact of extreme weather in some markets, higher fuel costs, professional fees and integration costs associated with the Stoughton and Emerald Waste – Central Florida transactions.

WCA Waste Corporation is an integrated company engaged in the transportation, processing and disposal of non-hazardous solid waste. The Company's operations currently consist of 25 landfills, 27 transfer stations/material recovery facilities and 29 collection operations located throughout Alabama, Arkansas, Colorado, Florida, Kansas, Massachusetts, Missouri, New Mexico, North Carolina, Ohio, Oklahoma, South Carolina, Tennessee and Texas. The Company's common stock is traded on the NASDAQ Stock Market under the symbol "WCAA."

The WCA Waste Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=1736

RISK FACTORS AND CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This press release and other communications, such as conference calls, presentations, statements in public filings, other press releases, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally include discussions and descriptions other than historical information. These forward-looking statements can generally be identified as such because the context of the statement will include words such as "may," "annualized," "should," "outlook," "project," "intend," "seek," "plan," "believe," "anticipate," "expect," "estimate," "potential," "continue," or "opportunity," the negatives of these words, or similar words or expressions.  The forward-looking statements made herein are only made as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Statements concerning "annualized" revenues are forward looking statements, are not audited or based on GAAP and are made based on estimations from information provided to us by the acquired companies and from other sources and estimates developed by us. In this press release we provide "annualized" estimates for acquired operations; in other presentations and reports, we may provide "annualized" estimates with respect to us and also separately with respect to one or more acquired businesses. In computing our revenue annualized estimates as of the end of any given period we generally take the average of monthly revenues of the companies that we acquired for a period that we believe to be reasonable as prior to acquisition. Actual revenues may or may not equal the estimated "annualized" number.

Our results will be subject to a number of operational and other risks, including the following: general economic conditions have impacted and may continue to impact our business; we may not be successful in expanding the permitted capacity of our current or future landfills; our business is capital intensive, requiring ongoing cash outlays that may strain or consume our available capital; increases in the costs of disposal, labor and fuel could reduce operating margins; increases in costs of insurance or failure to maintain full coverage could reduce operating income; we may be unable to obtain financial assurances necessary for our operations; we are subject to environmental and safety laws, which restrict our operations and increase our costs, and may impose significant unforeseen liabilities; we are subject to a broad range of risks with respect to our acquisition activities and may be unable to successfully integrate acquired businesses or execute on our acquisition plans; we compete with large companies and municipalities with greater financial and operational resources and we also compete with alternatives to landfill disposal; covenants in our credit facilities and the instruments governing our other indebtedness may limit our ability to grow our business and make capital expenditures; changes in interest rates may affect our results of operations; a downturn in U.S. economic conditions or the economic conditions in our markets may have an adverse impact on our business and results of operations; and our success depends on key members of our senior management, the loss of any of whom could disrupt our customer and business relationships and our operations.

We are subject to a number of risks with respect to our acquisition activities generally, and the recently completed Stoughton and Emerald Waste - Central Florida transactions, including the following: we may be unsuccessful in efficiently integrating the combined operations of our company and the Emerald Waste assets that we acquired or the Stoughton facility we are now operating; cash expenditures and capital commitments associated with our acquisition of Emerald Waste's Central Florida operations may create significant liquidity and cash flow risks for us, and we may incur substantial debt in order to satisfy our obligations; if we are unable to identify and successfully acquire and integrate additional waste collection operations in the central Florida markets that enable us to leverage the acquisition of the collection operations and the transfer station, the long-term benefits of the acquisition could be diminished; we do not hold the permits pursuant to which the Stoughton facility is authorized to operate nor do we own or lease the real property on which the Stoughton facility is located and any compliance or legal issues that may arise under such permits or real property arrangements are not completely within our control; we will be subject to commodity price risks with respect to the Stoughton facility which prices can experience substantial fluctuations; with the residual volumes from the Stoughton facility being transported by rail to our Sunny Farms landfill, we are subject to transportation risks associated with rail transportation; as shares of our common stock issued in the Emerald Waste acquisition and the Stoughton transaction become eligible for resale (which is not earlier than 6 months from the closing date), our stock price may suffer a significant decline as a result of the dilution caused by the increase in the number of our shares sold in the public market or market perception that the increased number of our shares available for sale will exceed the demand for our common stock. Furthermore, we may not be successful in identifying and consummating additional acquisition candidates and any acquisitions we make may not be successful.

We describe these and other risks in greater detail in the sections entitled "Risk Factors" and " – Cautionary Statement about Forward-Looking Statements" included in our Form 10-K for the year ended December 31, 2010 and our Form 10-Q for the quarter ended March 31, 2011, to which we refer you for additional information.

WCA -- 1st Quarter 2011 Earnings Release Information

WCA Waste Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended March 31,
	2011	2010

Revenue	$ 57,988	$ 52,307
Expenses:
Cost of services	43,215	38,139
Depreciation and amortization	7,368	7,288
Merger and acquisition related expenses	420	98
General and administrative	3,353	3,134
Gain on sale of assets	(27)	(9)
	54,329	48,650
Operating income	3,659	3,657
Other income (expense):
Interest expense, net	(4,964)	(4,692)
Impact of interest rate swap	--	(252)
	(4,964)	(4,944)

Loss before income taxes	(1,305)	(1,287)
Income tax benefit	794	539
Net loss	(511)	(748)
Accrued payment-in-kind dividend on preferred stock	(1,161)	(1,108)
Net loss available to common stockholders	$ (1,672)	$ (1,856)

PER SHARE DATA (Basic and diluted):
Net loss available to common stockholders
— Basic	$ (0.08)	$ (0.10)
— Diluted	$ (0.08)	$ (0.10)

WEIGHTED AVERAGE SHARES OUTSTANDING (Basic)	20,841	19,523
WEIGHTED AVERAGE SHARES OUTSTANDING (Diluted)	20,841	19,523

Non-GAAP Financial Measures

Our management evaluates our performance based on non-GAAP measures, of which the primary performance measure is adjusted EBITDA.
EBITDA, as commonly defined, refers to earnings before interest, taxes, depreciation and amortization. Our adjusted EBITDA consists of earnings (net income or loss) available to common stockholders before preferred stock dividend, interest expense (including write-off of deferred financing costs and debt discount), impact of interest rate swap agreements, income tax expense, depreciation and amortization, impairment of goodwill, net (gain) loss on early disposition of notes receivable/payable, and merger and acquisition related expenses.
We also use these same measures when evaluating potential acquisition candidates.

We believe that adjusted EBITDA is useful to an investor in evaluating our operating performance because:
* it is widely used by investors in our industry to measure a company's operating performance without regard to items such as interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired;
* it helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest charges from our outstanding debt and the impact of our interest rate swap agreements and payment-in-kind dividend) and asset base (primarily depreciation and amortization of our landfills and vehicles) from our operating results; and
*it helps investors identify items that are within our operational control. Depreciation charges, while a component of operating income, are fixed at the time of the asset purchase in accordance with the depreciable lives of the related asset and as such are not a directly controllable period operating charge.

Our management uses adjusted EBITDA:
* as a measure of operating performance because it assists us in comparing our performance on a consistent basis as it removes the impact of our capital structure and asset base from our operating results;
* as one method to estimate a purchase price (often expressed as a multiple of EBITDA or adjusted EBITDA) for solid waste companies we intend to acquire. The appropriate EBITDA or adjusted EBITDA multiple will vary from acquisition to acquisition depending on factors such as the size of the operation, the type of operation, the anticipated growth in the market, the strategic location of the operation in its market as well as other considerations;
* in presentations to our board of directors to enable them to have the same consistent measurement basis of operating performance used by management;
* as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations;
* in evaluations of field operations since it represents operational performance and takes into account financial measures within the control of the field operating units;
* as a component of incentive cash and stock bonuses paid to our executive officers and other employees;
* to assess compliance with financial ratios and covenants included in our credit agreements; and
* in communications with investors, lenders, and others concerning our financial performance.

The following presents a reconciliation of net loss available to common stockholders to our adjusted EBITDA (in thousands):

	Three Months Ended March 31,
	2011	2010

Net loss available to common stockholders	$ (1,672)	$ (1,856)
Accrued payment-in-kind dividend on preferred stock	1,161	1,108
Depreciation and amortization	7,368	7,288
Interest expense, net	4,964	4,692
Impact of interest rate swap	--	252
Income tax benefit	(794)	(539)
Merger and acquisition related expenses	420	98
Adjusted EBITDA	$ 11,447	$ 11,043
Adjusted EBITDA as a percentage of revenue	19.7%	21.1%

The following table presents a reconciliation of net loss available to common stockholders to adjusted net loss available to common stockholders to exclude impact of interest rate swap agreements, merger and acquisition related expenses, and tax impact of vested restricted shares (in thousands, except per share amounts). Management believes that this non-GAAP measure is useful to an investor because the excluded items are not representative of our on-going operational performance. Per share information of the adjusted net loss available to common stockholders is also shown below:

Adjusted net loss available to common stockholders to exclude impact of interest rate swap agreements, merger and acquisition related expenses,	Three Months Ended March 31,
tax impact of vested restricted shares:	2011	2010

Net loss available to common stockholders	$ (1,672)	$ (1,856)
Impact of interest rate swap, net of tax	--	112
Merger and acquisition related expenses, net of tax	141	45
Tax impact of vested restricted shares	(11)	132
Adjusted net loss available to common stockholders	$ (1,542)	$ (1,567)

PER SHARE DATA (Basic and diluted):
Net loss available to common stockholders	$ (0.08)	$ (0.10)
Impact of interest rate swap, net of tax	--	0.01
Merger and acquisition related expenses, net of tax	0.01	0.00
Tax impact of vested restricted shares	(0.00)	0.01
Adjusted net loss available to common stockholders to exclude impact of interest rate swap agreements, merger and acquisition related expenses, tax impact of vested restricted shares:
— Basic	$ (0.07)	$ (0.08)
— Diluted	$ (0.07)	$ (0.08)
WEIGHTED AVERAGE SHARES OUTSTANDING (Basic)	20,841	19,523
WEIGHTED AVERAGE SHARES OUTSTANDING (Diluted)	20,841	19,523

These non-GAAP measures may not be comparable to similarly titled measures employed by other companies and are not measures of performance calculated in accordance with GAAP. They should not be considered in isolation or as substitutes for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.
Supplemental Disclosures
(Dollars in millions unless otherwise indicated)

	Three Months Ended March 31, 2011		Three Months Ended March 31, 2010
Revenue Breakdown:
Collection	$ 34.0	50.1%	$ 29.7	48.7%
Disposal	21.6	31.8%	21.1	34.5%
Transfer	8.4	12.5%	7.7	12.7%
Other	3.8	5.6%	2.5	4.1%
Total	67.8	100.0%	61.0	100.0%
Intercompany eliminations	(9.8)		(8.7)
Total reported revenue	$ 58.0		$ 52.3

Internalization of Disposal:
Three months ended March 31, 2011	69.6%

	Three Months Ended March 31, 2011 vs. 2010
Revenue Growth (Decline):
Volume	$ (1.3)	-2.4% (a)
Price	2.0	3.8% (a)
Fuel surcharge	0.9	1.7% (a)
Acquisitions	4.8	9.1% (a)
Sale of Jonesboro assets	(0.7)	-1.3% (a)
Total revenue growth	$ 5.7	10.9% (a)

(a) Percentages are calculated based on dollar amounts rounded in thousands.

	March 31, 2011
Debt-to-Capitalization:
Long-term debt including current maturities	$ 268.6
Total equity including preferred stock	178.1
Total capitalization	$ 446.7

Debt-to-total capitalization	60.1%

Net Debt-to-Capitalization:

Long-term debt including current maturities	$ 268.6
Cash on hand	(3.8)
Net debt	264.8
Total equity including preferred stock	178.1
Total capitalization	$ 442.9

Net debt-to-total capitalization	59.8%
CONTACT:  WCA Waste Corporation (NASDAQ:WCAA)
          Houston, Texas
          Tommy Fatjo
          713-292-2400